                                                                    Exhibit 10.1
                                                                    July 1, 1999
                                                                          Page 1


                    STRATEGIC MARKETING AND SALES AGREEMENT


     THIS STRATEGIC MARKETING AND SALES AGREEMENT ("Agreement") is made and entered into this 1st day of July, 1999, by and between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company ("Level 3") and DATA RETURN CORPORATION, a Texas corporation ("Customer"). This Agreement modifies that certain Customer Order (including the Standard Terms and Conditions for Delivery of Services, a copy of which is attached hereto as Exhibit D) executed by Level 3 and Customer dated April 28, 1999; the Customer Order, and the Standard Terms and Conditions, are hereby incorporated into this Agreement. The terms and provisions contained in this Agreement modify the terms contained in the Customer Order as set forth herein. To the extent that the terms of this Agreement are inconsistent with the terms in any Customer Order (including the Standard Terms and Conditions), the terms set forth in this Agreement shall control.



                                   ARTICLE 1
                                 DEFINED TERMS

     1.1  Advanced Microsoft Hosting Service.  "Advanced Microsoft Hosting
          ----------------------------------
Service" shall mean hosting services delivered by Customer on the Microsoft platform and which has a Monthly Recurring Charge of one hundred dollars ($100.00) or more per customer.

     1.2  Broadband Services.  "Broadband Services" shall mean the services
          ------------------
provided by Level 3 to Customer originating in the United States hereunder. Broadband Services shall include (a) a local ethernet connection for distribution of content to other networks on the local ethernet in a Gateway Facility, (b) InterGateway transport, with traffic terminating to any customer on the Level 3 Network or any Level 3 peer through non-paid peering points, and
(c) transit services, with traffic terminating to Level 3 transit connections.

     1.3  Capacity Forecasts.  "Capacity Forecasts" shall mean forecasts of
          ------------------
Customer's reasonably anticipated needs for Broadband Services, Colocation Space, Private Line Service and other associated services and products which Level 3 can provide.

     1.4  Colocation Space.  "Colocation Space" shall mean space within Level
          ----------------
3's Gateway Facilities in the United States which is used by Customer for the placement of electronic communications equipment and connection of such equipment to other parties or networks (including, but not limited to, the Level 3 Network).

     1.5  Technical Assistance:  "Technical Assistance" shall mean technical
          --------------------
support provided by Level 3 personnel within the Gateway Facility. Technical Assistance services shall be purchased in blocks of hourly time, and will cover basic hardware and operational functions such as: Power Cycling Equipment; Securing Cables; Setting Switches; Hot Swapping Components; Swapping Backup Tapes; and physical equipment Installs (but excluding configuration of such equipment).

     1.6  Gateway Facility.  "Gateway Facility" shall mean Level 3's leased or
          ----------------
owned facility in various cities in the United States where connections to the Level 3 Network can be accomplished.

     1.7  Level 3 Network.  "Level 3 Network" shall mean Level 3's leased or
          ---------------
owned Internet Protocol network, including the bandwidth capacity and connections to other networks and
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                                                                    July 1, 1999
                                                                          Page 2


providers, and such future network capacity, connections and technologies as Level 3 shall hereafter acquire, lease or develop.

     1.8  Monthly Recurring Charges.  "Monthly Recurring Charges" shall mean the
          -------------------------
monthly charges for the various services delivered hereunder, as set forth in Exhibit A.

     1.9  Nonrecurring Charges.  "Nonrecurring Charges" shall mean the charges
          --------------------
for the installation and reconfiguration of the various services delivered to each party hereunder, as set forth in Exhibit A.

     1.10 Off-Net Services. "Off-Net Service" shall mean Broadband Services
          ----------------
that are not delivered through direct non-paid transit or peering connections to the Level 3 Network (i.e., those Broadband Services that are delivered through paid transit connections provided by other carriers).

     1.11 On-Net Service.  "On-Net Service" shall mean Broadband Services that
          --------------
are delivered through direct connections to the Level 3 Network (i.e., those Broadband Services that are not delivered through paid transit connections provided by other carriers).

     1.12 Preferred Provider.  "Preferred Provider" refers to a designation by
          ------------------
Level 3 under Level 3's "Value Added Partner" program where Level 3 recommends (with appropriate disclaimers of any liability resulting from a customer's reliance on such recommendation) the services and/or products provided by a Preferred Provider based on the unique capabilities of the designated company.

     1.13 Private Line Service.  "Private Line Service" shall mean point to
          --------------------
point dedicated transport service connecting two locations, one of which is located within the continental United States.

     1.14 Term.  "Term" shall mean the period of time that commences upon
          ----
execution of this Agreement and ends five (5) years thereafter, unless sooner terminated in accordance with the requirements of the Standard Terms and Conditions.


                                   ARTICLE 2
                              PURCHASE COMMITMENT


     2.1  Services Included.  Level 3 agrees to sell to Customer, and Customer
          -----------------
agrees to purchase from Level 3, the following Services: Colocation Space (including Technical Assistance); Broadband Services; Private Line Services (collectively the "Services").

     2.2  Revenue Commitment. Provided Level 3 is delivering Services in
          ------------------
accordance with the requirements of this Agreement, Customer shall, on a monthly basis during the Term order and pay for the following volumes of Services (the "Revenue Commitment"):

     Contract Year*      Cumulative Monthly Recurring Charges Per Quarter
     --------------      ------------------------------------------------

          1                                $  200,000
          2                                $  300,000
          3                                $  400,000
          4                                $  600,000

                                                                    July 1, 1999
                                                                          Page 3


          5                                $1,000,000

* Each "Contract Year" shall be measured as each full year after execution of this Agreement (so that Contract Year 1 ends one year from execution hereof).


The Revenue Commitment is a "take-or-pay" commitment; on a quarterly basis Customer will be billed for the greater of (a) its actual usage of Services, or
(b) the billing amount that would have been charged if the Revenue Commitment had been satisfied.

     2.3  Requirements Commitment.  Commencing twelve (12) months after
          -----------------------
execution hereof, Customer shall satisfy no less than ** of its requirements for all services which are substantially similar to and perform substantially the same function as the Services (including Colocation Space) through purchases from Level 3. Commencing eighteen (18) months after execution hereof and continuing for the remainder of the Term, Customer shall satisfy no less than ** of its requirements for all services which are substantially similar to and perform substantially the same function as the Services through purchases from Level 3. Satisfaction of the foregoing percentage requirements will be determined by measuring Customer's use of (a) total Mbps of Broadband Services, and (b) total square feet of Colocation Space.

     2.4  Price for Broadband Service.  In the event that, during the Term of
          ---------------------------
this Agreement, Level 3's standard prices for Broadband Services are (taken as a whole and for customers making a dollar volume commitment which, on a monthly basis, is equal to or greater than the Revenue Commitment made by Customer herein) less than the prices for Broadband Services as set forth in Exhibit A, then the Monthly Recurring Charges for Broadband Services delivered to Customer hereunder shall, from and after such date, be reduced so that such Monthly Recurring Charges are no greater than the standard discounted prices offered for such other customers.


                                   ARTICLE 3
                  PURCHASE AND DELIVERY OF BROADBAND SERVICES

     3.1  The Broadband Services. Level 3 shall, except as otherwise provided
          ----------------------
herein and upon request of Customer, deliver and provide Broadband Services to Customer. The Monthly Recurring Charges and Nonrecurring Charges applicable to the ordering and delivery of the Broadband Services are set forth in Exhibit A attached hereto. Customer hereby requests, and Level 3 hereby agrees to provide, the Broadband Services described in Exhibit B attached hereto, which Broadband Services shall be delivered to Customer at the locations identified in Exhibit B.

     3.2  Terms and Conditions.  Except as modified by the terms of this
          --------------------
Agreement, the terms and conditions applicable to Level 3's delivery of, and Customer's purchase of, the Broadband Services shall be as set forth in Level 3's Terms and Conditions for Delivery of Services attached hereto as Exhibit D. The Broadband Services shall be considered to be "Services" as defined in Level 3's Terms and Conditions.

     3.3  Forecasts and Capacity Management.  Customer will submit Capacity
          ---------------------------------
Forecasts to Level 3 on a quarterly basis during the Term. Level 3 will, on a periodic basis throughout the Term, evaluate Customer's consumption and use of Services and consult with Customer regarding the ordering and provisioning of sufficient capacity to meet Customer's needs.

** CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC.

                                                                    July 1, 1999
                                                                          Page 4


                                   ARTICLE 4
                 ADDITIONAL TERMS RELATING TO COLOCATION SPACE

     4.1  Agreement to Service Order.  The terms set forth in this Article 4
          --------------------------
shall supplement and, to the extent inconsistent therewith, supersede, the terms and conditions set forth in the Customer Order.

     4.2   Colocation Space.  Subject to availability, Level 3 shall, upon
           ----------------
request of Customer, deliver and provide Colocation Space to Customer in Level 3's Gateway Facilities (only those located in the United States) for the Term hereof. The Monthly Recurring Charges and Nonrecurring Charges applicable to the ordering and delivery of the Colocation Space (including charges for consumption of power) are set forth in Exhibit A attached hereto. The minimum term for Customer's use of Colocation Space (the "Colocation Term") shall be five (5) years from the date upon which the Colocation Space was delivered to Customer (regardless of whether the Term of this Agreement expires prior to such time).

     4.3  Order for Colocation Space.  Customer hereby orders, and Level 3
          --------------------------
hereby agrees to provide, the Colocation Space within the Gateway Facilities identified and set forth in Exhibit B attached hereto. Level 3 shall complete the build-out of the Space and shall make such Space available to Customer on or before February 1, 1999. Level 3 agrees to make individual Colocation Space available within 60 days of Customer's request.


                                   ARTICLE 5
              PREFERRED PROVIDER STATUS AND COOPERATIVE MARKETING

     5.1  Designation as Preferred Provider.  Upon execution of this Agreement
          ---------------------------------
and subject to execution Level 3's standard agreement "Value Added Partners", Level 3 will designate Customer as a Preferred Provider for Advanced Microsoft Hosting Service. Such designation is non-exclusive, and shall continue and remain in place only for so long as Level 3 determines. Level 3 may, in its discretion, cease such designation at any time; provided, however, that in the event that Level 3 ceases such designation other than "For Cause" (as defined below), and Level 3 has designated or subsequently designates another entity as its Preferred Provider for Advanced Microsoft Hosting Service, or discontinues the entire Preferred Provider and Value Added Partner Programs, then Customer may terminate its purchase commitments contained in Sections 2.3 hereof, and all other obligations shall continue in full force and effect. For purposes of the foregoing, "For Cause" termination by Level 3 shall mean a termination which results from Level 3's reasonable determination that the quality of service or the breadth and usefulness of service offerings provided by Customer are materially changed, so that such service offerings are (in Level 3's judgement) inadequate to support continued designation of Customer as a Preferred Provider (which shall occur only after Level 3 has given Customer thirty (30) days advance written notice and Customer has failed to take such steps as Level 3 reasonably determines are necessary to continue Customer's designation as a Preferred Provider). Notwithstanding the foregoing, the following procedure shall apply to a termination "For Cause" during the first year after execution of this Agreement. In the event that, during such time, Level 3 becomes aware of demonstrable and material deficiencies in Customer's delivery or service offerings, Level 3 may, on thirty (30) days' written notice to Customer and provided Customer has not within such time taken steps to cure the deficiencies specified by Level 3, suspend Customer's designation as a Preferred Provider. Upon such suspension, Customer shall have a period of one hundred twenty (120) days within which to cure the deficiencies specified by Level 3. In the event Customer fails to do so, then Level 3 may

                                                                    July 1, 1999
                                                                          Page 5

terminate the designation as a Preferred Provider and such termination shall be deemed to be "For Cause" hereunder.

     5.2  Sales Training.  No later than September 30, 1999, Customer and Level
          --------------
3 will develop a mutually agreed schedule for Customer to provide sales training to the Level 3 sales staff at operational Gateway Facilities during 2000, and as required through the length of this contract. The sales training will be sufficient to provide the Level 3 sales staff with a basic working knowledge of the Advanced Microsoft Hosting Service offered by Customer so that the sales staff can identify Prospects which might be able to use the Advanced Microsoft Hosting Service in their business applications. Sales training will be provided at Customer's expense (except that Level 3 will be responsible for the payment of compensation of such personnel and travel and lodging expenses incurred by its personnel in connection therewith), and will be prioritized according to a mutually agreed upon schedule to coincide, to the extent feasible, with the opening of each new Gateway Facility.

     5.3  Prospect Contacts.  Each party will cause its employed and independent
          -----------------
sales force to assist the other party's employed and independent sales force in the sale of the other party's services (so that Level 3 shall provide leads to Customer for the sale of Advanced Microsoft Hosting Services, and Customer shall provide Level 3 with leads for the sale of Service) as set forth herein. Such assistance shall include providing customers who may have an interest in or need for the other party's services ("Prospects") with the name and marketing materials for the services of the other party, providing the other party with names of Prospects and (where such party determines appropriate) introducing the other party's professional sales staff to Prospects. The referral of Prospects contemplated hereby is non-exclusive; either party may provide referrals to other suppliers of services competitive with the services provided by the other party. Notwithstanding the foregoing, both parties agree that they will inform the other of all Prospect leads of which they become aware during the Term (but either party may also refer or provide such Prospect leads to other companies). A failure or alleged failure of either party to refer a Prospect to the other, to provide marketing material respecting the other's service to such Prospect, or to otherwise perform the cooperative marketing envisioned by this Article 4 shall not constitute a default in the performance of this Agreement.

     5.4  Managers.  Each party shall identify management personnel to supervise
          --------
and monitor the performance of the cooperative marketing contemplated by this
Article 4. Level 3 will identify a "Channel Manager" for the management of this Agreement to oversee all activities in connection with such cooperative marketing and to supervise and monitor local cooperative marketing activities. The Channel Manager's general responsibilities are delineated in Exhibit C. The Channel Manager will schedule and moderate a day-long seminar for regional sales groups, which seminars shall be conducted by Customer at its sole cost and expense, and which will cover the following general topics:

     a. overview of Customer and the Advanced Microsoft Hosting Services, as well as an overview of web hosting services generally;

     b. an overview of Level 3 incentive programs for the sales personnel will be presented by the Channel Manager; and

     c.   processes for qualification and referral of Prospects.

                                                                    July 1, 1999
                                                                          Page 6


The marketing managers for each party shall use good faith efforts to assure that the seminars are attended by all relevant and required personnel (it being Level 3's goal to assure that at least ninety percent (90%) of its sales staff attends such seminar). The marketing managers of each party will work together to jointly develop sales support materials, including an overview of the Customer/Level 3 service package, comprehensive sales kit for distribution to Prospects and development of a web site (or development of additional pages to the Level 3 and Customer web sites) to promote the services of each party. Level 3 shall, within forty five (45) days after execution of this Agreement, generate a written plan for implementation of the foregoing activities. While no sales quota or other objective performance criteria is applicable to either party's performance of this Article 4, the parties agree to define specific strategic goals of the relationship, periodically evaluate the performance of both parties hereunder, and work together in good faith to take steps designed to ensure that the specific strategic goals of the parties are met. The parties agree that a failure or alleged failure of a party to perform any obligation imposed by this Article 4 shall not constitute a material default in the performance of this Agreement.

     5.5  Value Added Partner Program.  Level 3 will make Customer a
          ---------------------------
participant in Level 3's "Value Added Partner" program (which is generally described in Exhibit C) and will provide Customer with all of the benefits associated with such program (including participation in the web-enabled customer support system ("WECSS") when such system is implemented by Level 3). Level 3 reserves the right to change the terms of its "Value Added Partners" program at any time; provided, however, that in the event that Level 3 materially alters the Value Added Partners program during the Term of this Agreement, Level 3 and Customer shall meet and discuss measures to preserve the benefits associated with the program.

     5.6  Vendor Relationships. Customer acknowledges that Level 3 has
          --------------------
established relationships and high level contacts with certain vendors (including Microsoft and Compaq) and this Agreement and the relationship created hereby will not give Customer any right to participate in or otherwise influence or affect Level 3's business dealings and relationships with such vendors. Customer also has independent business relationships with certain vendors (including Microsoft and Compaq) and intends and commits to use those business relationships in connection with a good faith effort to generate increased platform demand for Level 3's Services. Further, it is Level 3's intention to feature Customer's Advanced Microsoft Hosting Services as part of Level 3's relationship with Microsoft and Compaq. Toward this objective, Customer and Level 3 will work cooperatively together to address Microsoft initiatives such Microsoft's Business to Consumer and Business to Business E-Commerce programs in a manner that features Level 3's Services and Customer's Advanced Microsoft Hosting Services. Likewise, Data Return and Level 3 will work cooperatively together to address Compaq market development initiatives in a manner that features Level 3's Services and Customer's Advanced Microsoft Hosting Services.

     5.7  Product Development. Customer and Level 3 will work together to
          -------------------
develop new products and services to grow the Advanced Microsoft Hosting Services. To the extent allowed by Customer's contractual commitments and non-disclosure agreements with Microsoft, Customer will involve Level 3 in the "Windows 2000" readiness deployment partners task force.

     5.8  Commissions. A sale to a Prospect shall only generate Commission, as
          -----------
defined below, if a sale is closed within 120 days of initial introduction of the Prospect to the selling party. Each party will pay to the other the commission ("Commission") set forth in this Section. The Commission payable by Customer hereunder shall be equal to thirty percent (30%) of the gross recurring revenue (not including any set-up fees) received by Customer in the first full billing

                                                                    July 1, 1999
                                                                          Page 7


month after initiation of delivery of service to the Prospect received by Customer as a result of a sale of services to a Prospect introduced to Customer by Level 3. The Commission payable by Level 3 shall be determined in accordance with Exhibit D. Only the party which initiated a sales call to a Prospect shall be entitled to a Commission; any dispute respecting which party is entitled to a Commission on the sale of services to a Prospect shall be resolved by designated sales management for each party. A party's failure to pay a Commission allegedly owing as a result of a good faith dispute shall not constitute a material default of this Agreement.

     5.9  Prospect Terms and Conditions. Each party shall have the sole and
          -----------------------------
absolute discretion respecting the terms and conditions for such party's agreement for the sale of services to Prospects. Nothing in this Agreement shall be construed to be a binding commitment on the part of either party to sell services to Prospects. Each party shall be solely responsible for the performance of any agreements it enters into with any Prospects. Neither party shall have (or represent to any Prospects that it has) the authority to act as agent for the other, enter into contracts for, or otherwise commit the other party to, the delivery of services to any Prospect. Each party shall use its best efforts to preserve the goodwill and business reputation of the other party in connection with the cooperative marketing of services contemplated hereby.

                                   ARTICLE 6
                            DEFAULT AND TERMINATION

In the event that, other than as may be caused by an event of force majeure or by the wrongful actions or omissions of the other party, a party fails to timely observe or perform any material covenant, agreement, obligation, term or condition required to be observed or performed hereunder, which failure is not cured within thirty (30) days after receipt of written notice thereof (a "Default"), then the other party may, in addition to any other remedies which it has hereunder (including but not limited to the remedies set forth in Exhibit D, which remedies would be applicable for a Default hereunder), terminate this Agreement by providing written notice of termination to the defaulting party.
In the event that this Agreement is terminated as a result of a Default by Customer (other than a Default in the payment of money due), then Customer may, notwithstanding such termination, continue to use the Colocation Space ordered by Customer hereunder for a period of not longer than 150 days after the effective date of termination; PROVIDED, however, that (a) Customer timely pays any charges due for the use of such Colocation Space during such period, and (b) Customer abides by all other terms and conditions applicable to the use of such Colocation Space during such period.


                                   ARTICLE 7
                               GENERAL PROVISIONS

     7.1  Press Releases.
          --------------

     (a) Neither party shall, without the advance written consent of the other party (which may be granted or withheld in the sole discretion of such party), issue any press release respecting this Agreement or the terms hereof or otherwise disclose this Agreement or the terms hereof to any other party.

     (b) In the event either party shall be required to disclose all or any part of this Agreement in, or attach all or any part of this Agreement to, any regulatory filing or statement, each party agrees to discuss and work cooperatively, in good faith, with the other party, to protect, to the

                                                                    July 1, 1999
                                                                          Page 8

extent possible, those items or matters which the other party deems confidential and which may, in accordance with applicable laws, be deleted therefrom.

     7.2  No Agency.  This Agreement does not constitute either party as the
          ---------
agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Neither party shall have any authority to agree for or bind the other party in any manner whatsoever, unless otherwise authorized to do so in writing during the Term. This Agreement confers no rights of any kind upon any third party.

     7.3  Entire Agreement; Amendment. This Agreement (including the Customer
          ---------------------------
Order) sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof. No subsequent amendment to this Agreement shall be effective or binding unless it is made in writing by authorized representatives of the parties.

     7.4  Enforceability.  If any part of any provision of this Agreement or any
          --------------
other Agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

     7.5  Governing Law.  This Agreement is made pursuant to and shall be
          -------------
construed and enforced in accordance with the laws in force in the State of Colorado.

     7.6  Non-Exclusive. This Agreement is non-exclusive. Except as might result
          -------------
from Section 2.3, nothing in this Agreement shall prevent either party from entering into similar arrangements with, or otherwise providing services to, any other person or entity.

     7.7  Notices. All notices or other communications which are required or
          -------
permitted herein shall be in writing and sufficient if delivered personally, sent by prepaid overnight air courier, or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               IF TO LEVEL 3
               LEVEL 3 COMMUNICATIONS, LLC
               1025 Eldorado Blvd.
               Broomfield, Colorado  80021
               Attn:  General Counsel

               IF TO CUSTOMER:
               DATA RETURN CORPORATION
               801 Stadium Drive
               Suite 117
               Arlington, Texas 76011
               Attn:  President

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if delivered personally, on the business day after dispatch if sent by overnight air courier, or on the third business day after posting if sent by mail

                                                                    July 1, 1999
                                                                          Page 9

     7.8  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     7.9  Change of Control.  In the event that there is a Change of Control (as
          -----------------
defined below) which results in either party owing or being owned by a Direct Competitor (as defined below) of the other party, then the other party shall (if it is not then in Default hereunder) have the rights and alternatives specified herein. If a Change of Control which results in Level 3 owning or being owned by or being under common ownership with a Direct Competitor of Customer occurs, then Customer shall have the right, by written notice delivered to Level 3 within thirty (30) days after Customer learns of such event, to elect to:

     (a) terminate the obligations of both parties under Article 5 of this Agreement; and/or

     (b) terminate its obligations under Section 2.3 of this Agreement, in which event Customer would remain obligated to satisfy the purchase commitment contained in Section 2.2 hereof.

If a Change of Control which results in Customer owning or being owned by or being under common ownership with a Direct Competitor of Level 3 occurs, then Level 3 shall have the right, by written notice delivered to Customer within thirty (30) days after Level 3 learns of such event, to elect to:

     (y) terminate the obligations of both parties under Article 5 of the Agreement; and/or

     (z) terminate this Agreement (including the provision of Service to Customer) in its entirety, in which event Customer would be responsible for payment of a termination charge equal to the Revenue Commitment for the balance of the Term hereof (so that if the Agreement was terminated on the fourth anniversary of the date of this Agreement, for example, Customer would pay a termination charge of $4 million ($1 million multiplied by the remaining quarters in the Term).

Provided Customer is not then in default of any other material terms, Customer shall be permitted a reasonable period of time (not to exceed ninety (90) days) within which to terminate consumption of Service delivered hereunder (except that any obligation to vacate the Colocation Space shall occur within the time frames set forth in Article 6 hereof). For purposes of the foregoing, "Change of Control" shall mean the act, by any person or entity, of obtaining "control", meaning ownership (direct or indirect), of more than twenty five percent (25%) of the equity, or the ability to direct more than twenty five percent (25%) of voting power, or ability to direct management policies, of an entity. With respect to Customer, a "Direct Competitor" is any entity that derives revenue that is greater than or equal to Customer from the sale or delivery of Advanced NT Hosting Services. With respect to Level 3, a "Direct Competitor" is any entity that derives more than eighty percent (80%) of its revenue from the sale or delivery of Services.

     7.10 International Negotiations.  Promptly following the date hereof, the
          --------------
parties agree to negotiate in good faith to enter into an agreement or agreements for Services on a world-wide basis upon substantially the same terms and conditions as provided in this Agreement, with appropriate changes to address (a) non-United States legal issues with respect to the countries in which such services are to be performed, and (b) different pricing terms to be agreed by the parties to take into

                                                                    July 1, 1999
                                                                         Page 10

account different costs to Level 3 of providing such services outside of the United States. Neither party shall be obligated to execute any such agreement or agreements, and the failure or alleged failure of either party to negotiate in good faith shall not constitute a Default under Article 6 hereof.

     7.11 Multiple Counterparts.  This Agreement may be executed in one or more
          ---------------------
counterparts, which when taken together, shall constitute one and the same document. The parties hereby agree that facsimile signatures are valid and binding on the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


LEVEL 3 COMMUNICATIONS, LLC

By: /s/ Michael C. Knaisch
   ------------------------------
Its: V.P. WEBBUSINESS
    -----------------------------
Dated: JULY 1, 1999
      ---------------------------

DATA RETURN, INC.

By: /s/ Sunny C. Vanderbeck
   ------------------------------
Its: Chairman & CEO
    -----------------------------
Dated: July 1, 1999
      ---------------------------


Exhibit A - Pricing
Exhibit B - Colocation Space Ordered by Customer
Exhibit C - Level 3 Value Added Partner Program
Exhibit D - Standard Terms and Conditions for Delivery of Services

                                                                    July 1, 1999
                                                                         Page 11

                                   Exhibit A
              Pricing for Broadband Services and Colocation Space



A.   Broadband Services  Monthly Recurring Charges:
---------------------------------------------------

Intra-Gateway Exchange
-----------------------------------------------------------------------------------------------------
Ethernet Port Speed             Year 1*                   Year 2*                   Year 3*
-----------------------------------------------------------------------------------------------------
100 Mbps                        $                         $                         $
-----------------------------------------------------------------------------------------------------
1000 Mbps                       $                         $                         $
-----------------------------------------------------------------------------------------------------

On-Net Transport
-----------------------------------------------------------------------------------------------------
Monthly Mbps             Year 1*                   Year 2*                   Year 3*
-----------------------------------------------------------------------------------------------------
000-500 Mbps/mo          $                         $                         $
-----------------------------------------------------------------------------------------------------
500-999 Mbps/mo          $                         $                         $
-----------------------------------------------------------------------------------------------------
$1,000+ Mbps/mo          $                         $                         $
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

Off-Net Transit
-----------------------------------------------------------------------------------------------------
Monthly Mbps                    Year 1*                   Year 2*                   Year 3*
-----------------------------------------------------------------------------------------------------
100+ Mbps/mo                    $                         $                         $
-----------------------------------------------------------------------------------------------------

The foregoing prices for Broadband Services shall be applicable if and only if Customer is satisfying the Revenue Commitment for Broadband Services set forth in the Agreement.

B.   Broadband Services--Nonrecurring Charges*:
-----------------------------------------------

Intra-Gateway Exchange Ports:  $


C.   Colocation Space--Monthly Recurring Charges*:
--------------------------------------------------

$

D.   Colocation Space--Nonrecurring Charges*:
---------------------------------------------

$


E. Technical Service Package (applies only to use during business hours. After hours rates apply per hour for service after hours

                  Charges*                          Non-Recurring
1 hour            $                                 N/A
3 hour            $                                 N/A
5 hour            $                                 N/A

                                                                    July 1, 1999
                                                                         Page 12


10 hour           $                                 N/A
On-Demand         $                                 N/A
                  $                                 N/A

* CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC.

Exhibit B
                       Customer's Colocation Space Order



                         [To be completed by Customer]

                                                                    July 1, 1999
                                                                         Page 13

                                   Exhibit C
                    The Level 3 Value Added Partner Program

The Level 3 Value Added Partner Program was developed with the understanding that our Partner relationships are truly interdependent and are an important component in positioning Level 3 for success in the telecommunications market. We have developed a Partner program that is committed to giving our Partners the products, services, and support they need to meet and exceed their business objectives while meeting customers' demands.

Level 3 takes pride in carefully selecting Partners that share the idea of interdependent relationships, quality service and technologically advanced solutions. The Level 3 Partner Alliance Program is your opportunity to become part of a highly innovative, industry-leading team experienced in building powerful relationships.


                             The Program Philosophy

The Value Added Partner Program was developed to build strategic relationships that enable Level 3 and its Partners to offer customers one complete solution for their business and telecommunication needs. As a Level 3 Value Added Partner, you can expect to work closely with our direct sales teams to offer Level 3 services alongside their existing value added services. Level 3 acknowledges the value that our Partners bring and has put processes in place to promote interaction between you and our direct sales team. We strive to ensure that you have access to, and maximize the use of unique Level 3 resources designed to help you exceed your business objectives.

Our Value Added Partner Program offers:

     . A dedicated support team with proven experience in supporting successful Partner relationships
     .  A team sales approach with Level 3 sales organization
     . A comprehensive product and service mix that allows you to offer integrated solutions to your customers
     .  Innovative management tools
     .  An aggressive Partner compensation plan
     .  A unique training certification program

                                Partner Support

Level 3 realizes that you are dependent on us to be able to service your customers' needs timely and efficiently. Our Partner support begins with a dedicated account support and customer care team that has been built by management well experienced in the Partner industry. Our Partner program also ensures superior provisioning processes and is in the process of implementing industry first support tools that will empower you to proactively manage your customers and proactively respond to their needs.

Each Partner's account team consists of the Channel Sales Manager (CSM), Partner Account Consultant, Sales Engineer, and Program Coordinator. The Channel Sales Manager serves as the single point of contact and works with our Partners through the contracting process and on a day-to-day basis to coordinate and support sales and retention opportunities. The other members of the

                                                                    July 1, 1999
                                                                         Page 14

Partner's dedicated support team play a critical role in ensuring that the Partner's orders are implemented in an effective and timely manner.

Finally, the Level 3 Partner Help Desk makes it easy for our Partners by providing a one-stop shop for Partner inquiries on products, programs, pricing, or order status and escalations. The Partner Help Desk is unique in that it is managed by real-time support and is dedicated to serve our Partners only.


                                    Products

As a Level 3 Value Added Partner you will have access to a host of products that will complete your portfolio and enable you to meet your customers' evolving needs. Between the value add services our Partners offer, and Level 3 products and services, customers are provided with one solution.

Our entire product suite will include:

     .  Dedicated Internet Access
     .  Private Line
     .  Managed Modem
     .  Colocation
     .  Voice services


                                     Tools

Level 3's superior products and support team are backed by quality back office systems and innovative support tools. We know that as a Value Added Partner, you are dependent on the information we provide and timeliness in which we provide that information. Level 3 is committed to providing advanced on-line systems that empower you to proactively manage your business.

Access to our On-Line Customer Service Center will ultimately include:

     .  On-line network performance monitoring
     .  On-line repair ticket submitting and tracking
     .  On-line order entry and status inquiry
     .  On-line access to customer invoices
     .  On-line communications and training


                                  Compensation

Our highly competitive compensation plan has been designed to reinforce the relationship between Level 3 and our Value Added Partners. Our compensation plan provides you with commissions based on net aggregated billed revenues. You will receive timely monthly payments as well as product specific one-time payments.

Our compensation structure has been designed to avoid channel conflict and promote interaction between you and our Direct Sales force. Whether the interaction to complete a sale is initiated by a Level 3 Sales Representative or Level 3 Value Added Partner, both the VAP and Level 3 Sales

                                                                    July 1, 1999
                                                                         Page 15

Representative receive 100% compensation and 100% of quota relief. This industry unique plan promotes Partner interaction and drives both Level 3 sales and your sales.


                           Training and Certification

The Level 3 Partner Alliance Program consists of a select group of Partners, and therefore offers a thorough contracting and certification process. We recognize the value in selecting our Partners carefully and providing you with the knowledge base they need to succeed. Our Partner certification program has been customized to meet your needs as a Partner and ensures that you are well prepared to sell and represent Level 3 today and in the future as each of our companies grow.

                                                                    July 1, 1999
                                                                         Page 16

[LOGO OF LEVEL(3) COMMUNICATIONS
        APPEARS HERE]

                          General Terms and Conditions
                            For Delivery of Service

These Terms and Conditions for Delivery of Service are applicable to Customer Orders executed by Customer for Services delivered by Level 3 Communications, LLC ("Level 3"), and are incorporated into each Customer Order. The Terms and Conditions include these General Terms and Conditions for Delivery of Service and all terms and conditions attached hereto which relate to any Service provided by Level 3 to Customer. These Terms and Conditions are applicable to sales of Services originating or terminating in the United States.

     DEFINITIONS
     -----------

Confidential Information: Licensed Software, and all source code, source documentation, inventions, know-how, and ideas, updates and any documentation and information related to the Licensed Software, and any non-public information regarding the business of a party provided to either party by the other party where such information is marked or otherwise communicated as being "proprietary" or "confidential" or the like, or where such information is, by its nature, confidential.

Committed Data Rate: A commitment made by Customer (where applicable) obligating it to order and pay for a minimum amount of a Level 3 Service expressed in Megabits per second (Mbps).

Customer: The person, firm or corporation so named on the Customer Order.

Customer Order: A request for Level 3 Service submitted by the Customer for acceptance by Level 3.

Facilities: Any and all devices supplied by Level 3 used to deliver Services, including but not limited to all terminal and other equipment, wires, lines, circuits, ports, routers, switches, channel service units, data service units, cabinets, racks, private rooms and the like. Facilities shall not include any such devices sold to Customer by Level 3 and paid for by Customer or owned by Customer or any third party.

Licensed Software: Computer software, in object code format only, the use of which is required for use of Service ordered by Customer.

Premises: The location(s) occupied by Customer or its end users to which Service will be delivered by Level 3. Premises does not include Space as defined below.

Revenue Commitment: A commitment made by Customer obligating it to order and pay for a minimum volume of Services during an agreed term.

Service:  A service offered by Level 3 pursuant to a Customer Order.

Space: The location(s) within Level 3 gateways into which Customer is permitted to colocate telecommunications or internet equipment pursuant to a colocation Customer Order accepted by Level 3.

Target Install Date:   A written communication from Level 3 to Customer
indicating the date upon which it is anticipated that Services will be available to Customer.

                           SECTION 1. CUSTOMER ORDERS

1.1  Submission of Customer Orders. To order any Service, Customer may submit to
     -----------------------------
Level 3 an order form for Services, completed with Level 3's assistance ("Customer Order") requesting the provision of Service. Level 3's delivery of a Target Install Date respecting such Service shall constitute Level 3's acceptance of the Customer Order. The Customer Order and its backup detail shall set forth the Service, the Premises and/or Space, the prices to be charged for Services and any applicable term and/or Revenue Commitment.

1.2  Undertaking of Level 3.  If Level 3 issues a Target Install Date respecting
     ----------------------
Services, Level 3 will furnish such Services in accordance with the Terms and Conditions and any Customer Orders.

                         SECTION 2. BILLING AND PAYMENT

2.1  Payment of Bills.  Level 3 bills all charges incurred by Customer on a
     ----------------
monthly basis. Level 3 bills in advance for all Services to be provided during the ensuing month, except for charges which are dependent upon usage of Service, which are billed in arrears. Billing for partial months will be prorated based on a Calendar month. All bills are due upon receipt, and become past due thirty
(30) days later. The unpaid balance of any past due bills shall bear interest at a rate of 1.5% per month (prorated on a daily basis beginning on the past due date), or the highest rate allowed by law, whichever is less.

To the extent Customer orders any service designated as "Burstable," the following billing method shall apply: Customer will be billed as set forth above for its Committed Data Rate. In addition, over each month, Customer's usage of the Service will be sampled by Level 3 in five minute inbound and outbound averages.

                                                                    July 1, 1999
                                                                         Page 17

At the end of the month, the top ten percent of the inbound and outbound averages shall be discarded. The highest of the resulting ninetieth percentile for inbound and outbound traffic will be compared to the Committed Data Rate. If the ninetieth percentile of either inbound or outbound traffic is higher than the Committed Data Rate, Customer will, in addition to being billed for its Committed Data Rate, be billed for its utilization of the Service that exceeds their Committed Data Rate, which shall be billed at the contracted-for price per Mbps.

2.2  Taxes and Fees.  Except for taxes based on Level 3's net income and ad
     --------------
valorem, personal and real property taxes imposed on Level 3's property, Customer shall be responsible for payment of all sales, use, gross receipts, excise, access, bypass, franchise or other local, state and federal taxes, fees, charges, or surcharges, however designated, imposed on or based upon the provision, sale or use of the Services.

2.3  Regulatory and Legal Changes. In the event of any change in applicable law,
     ----------------------------
regulation, decision, rule or order that materially increases the costs or other terms of delivery of Service, Level 3 and Customer agree to negotiate regarding the rates to be charged to Customer to reflect such increase in cost and, in the event that the parties are unable to reach agreement respecting new rates within thirty (30) days after Level 3's delivery of written notice requesting renegotiation, then (a) Level 3 may pass such increased costs through to Customer, and (b) Customer may terminate the affected Customer Order without termination liability upon sixty (60) days' prior written notice.

2.4  Disputed Bills.  In the event that Customer disputes any portion of a Level
     --------------
3 bill, Customer must pay the undisputed portion of the bill and submit a written claim for the disputed amount. All claims must be submitted to Level 3 within sixty (60) days of receipt of billing for those Services. Customer acknowledges that it is able to and that it is reasonable to require Customer to dispute bills within that time, and Customer therefore waives the right to dispute charges not disputed within the time frame set forth above.

2.5  Credit Approval and Deposits.  Customer shall provide Level 3 with credit
     ----------------------------
information as requested, and delivery of Service is subject to credit approval. Level 3 may require Customer to make a deposit (which will not exceed Customer's estimated charges for two months' Service) as a condition to Level 3's acceptance of any Customer Order, or as a condition to Level 3's continuation of Service, which deposit shall be held by Level 3 as security for payment of Customer's charges. At such time as the provision of Service to Customer is terminated, the amount of the deposit will be credited to Customer's account and any credit balance which may remain will be refunded.

2.6  Fraudulent Use of Services. Customer is responsible for all charges
     --------------------------
attributable to Customer incurred respecting the Services, even if incurred as the result of fraudulent or unauthorized use of the Services, unless Level 3 has actual knowledge of the same and fails to notify Customer thereof. Level 3 may, but is not obligated to, detect or report unauthorized or fraudulent use of Services.

                  SECTION 3. DISCONTINUANCE OF CUSTOMER ORDERS

3.1  Discontinuance of Customer Order by Level 3.  Level 3 may terminate any
     -------------------------------------------
Customer Order and discontinue Service without liability:
A. If Customer fails to pay a past due balance for Services within thirty (30) days of written notice thereof provided by Level 3;
B. If Customer violates any law, rule, regulation or policy of any government authority having jurisdiction over the Services; if Customer makes a material misrepresentation in any submission of information in a Customer Order or other submission of information to Level 3; if Customer engages in any fraudulent use of the Services; or if a court or other government authority having jurisdiction over the Services prohibits Level 3 from furnishing the Services;
C. If Customer fails to cure its breach of any provision of these Terms and Conditions or any Customer Order within thirty (30) days written notice thereof provided by Level 3;
D. If Customer files bankruptcy, for reorganization, or fails to discharge an involuntary petition therefore within sixty (60) days;
E. If Customer's use of the Services materially exceeds Customer's credit limit, unless within fourteen (14) days written notice thereof by Level 3, Customer provides adequate security for payment for the Services.

3.2  Effect of Discontinuance.  Upon Level 3's discontinuance of Service to
     ------------------------
Customer, Level 3 may, in addition to all other remedies that may be available to Level 3 at law or in equity, assess and collect from Customer any applicable termination charge.

3.3  Resumption of Service.  If Service has been discontinued by Level 3 and
     ---------------------
Customer requests that Service be restored, Level 3 shall have the sole and absolute discretion to restore such Service. Nonrecurring charges, with the exception of any charges for the build-out of Colocation Space already paid by Customer, may apply to restoration of Service.

3.4  Discontinuance of Customer Order by Customer.  Customer shall have the
     --------------------------------------------
right to terminate any Customer Order and discontinue Service prior to the end of the agreed term with respect to which a Customer Order has been executed without payment of any

                                                                    July 1, 1999
                                                                         Page 18

applicable termination charge if: (i) such Service is Unavailable (as defined below) on two or more separate occasions of more than eight (8) hours each in any 30 day period, and (ii) following written notice thereof from Customer to Level 3, Level 3 has an Unavailability event of more than 12 hours at any time within the 12 month period immediately following said notice. For purposes of the foregoing, Unavailability shall mean the period of time beginning when Customer reports an outage in its Service to the Level 3 Customer Service and Support Organization (1-877-4LEVEL3) and shall end when the Service is operative. Unavailability shall not apply to any outage which is caused by Customer, Customer's end users or any third party, which results from failure of power or equipment provided by Customer or others, which occurs or continues during any period in which Level 3 is not given access to the Premises or the Space, or which results from maintenance events. Customer must exercise its right to terminate under this Section, in writing, no later than thirty (30) days after the Unavailability event giving rise to a right of termination hereunder.

                        SECTION 4.  DELIVERY OF SERVICES

4.1  Level 3 Access to Premises and Space.  Customer shall allow Level 3 access
     ------------------------------------
to the Premises to the extent reasonably determined by Level 3 for the installation, inspection and scheduled or emergency maintenance of Facilities relating to the Service. Level 3 shall notify Customer two (2) business days in advance of any regularly scheduled maintenance that will require access to the Premises. Level 3 retains the right to access any Space for any legitimate business purpose.

4.2  Level 3 Facilities.  Level 3 will use reasonable efforts to provide and
     ------------------
maintain the Facilities in good working order. Customer shall not and shall not permit others to rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any of the Facilities. If the same occurs without first obtaining Level 3's written approval, in addition to being a breach by Customer of Customer's obligations hereunder, Customer shall (1) pay Level 3 the cost to repair any damage to the Facilities caused thereby; and (2) be responsible for the payment of service charges in the event that maintenance or inspection of the Facilities is required as a result of Customer's breach of this Section. In no event shall Level 3 be liable to Customer or any other person for interruption of Service or for any other loss, cost or damage caused or related to improper use or maintenance of the Facilities, unless the same is caused by the negligence of Level 3, and then only to the extent of Section 5.2

4.3  Title and Power.  Title to all Facilities (except as otherwise agreed)
     ---------------
shall remain with Level 3. The electric power consumed by such Facilities on the Premises shall be provided by and maintained at the expense of Customer. Electric power to the Space shall be provided by Level 3.

4.4  Customer-Provided Equipment. Level 3 may install certain Customer provided
     ---------------------------
communications equipment upon installation of Service and the Facilities, but unless otherwise agreed by Level 3 in writing, Level 3 shall not thereafter be responsible for the operation or maintenance of any Customer provided communication equipment. Level 3 shall not be responsible for the transmission or reception of signals by Customer-provided equipment or for the quality of, or defects in, such transmission.

4.5  Removal of Facilities.  Customer agrees to allow Level 3 to remove all
     ---------------------
Facilities from the Premises:
A. after termination of the Service in connection with which the Facilities were used; and
B. for repair, replacement or otherwise as Level 3 may determine is necessary, but Level 3 shall use reasonable efforts to minimize disruptions to the Service caused thereby.

At the time of such removal, the Facilities shall be in the same condition as when installed, normal wear and tear excepted. Customer shall reimburse Level 3 for the depreciated cost of any Facilities not in such condition.

4.6  Service Subject to Availability.  The furnishing of Service is subject to
     -------------------------------
the availability thereof, on a continuing basis, and is limited to the capacity of Level 3 to provide the Service as well as the capacity which Level 3 may obtain from other carriers to furnish Service from time to time as required at the sole discretion of Level 3. Nothing in these Terms and Conditions shall be construed to obligate Customer to submit, or Level 3 to accept, Customer Orders. In the event Service becomes unavailable pursuant to this paragraph 4.6, Customer shall have the rights set forth in Section 3.4 of these Terms and Conditions.

                SECTION 5.  OBLIGATIONS AND LIABILITY LIMITATION

5.1  Obligations of the Customer.  Customer shall be responsible for:
     ---------------------------
A.  The payment of all charges applicable to the Service;
B. Damage or loss of the Facilities installed on the Premises or in the Space (unless caused by the negligence or willful misconduct of the employees or agents of Level 3);
C. Providing the level of power, heating and air conditioning necessary to maintain the proper environment on the Premises for the provision of Service;
D. Providing a safe place to work and complying with all laws and regulations regarding the working conditions on the Premises;

                                                                    July 1, 1999
                                                                         Page 19

E. Granting Level 3 or its employees access to the Premises as set forth in
Section 4.1 of these Terms and Conditions; and
F. Keeping Level 3's Facilities located on Premises free and clear of any liens or encumbrances.

5.2  Liability.  Except as provided in Section 8.4, the liability of Level 3 for
     ---------
damages arising out of the furnishing of or the failure to furnish Service, including but not limited to mistakes, omissions, interruptions, delays, tortious conduct, representations, errors, or other defects, whether caused by acts of commission or omission, shall be limited to the extension of credit allowances or refunds due under any applicable Service Level Agreement. Except as provided in Section 8.4, the extension of such credit allowances or refunds shall be the sole remedy of Customer and the sole liability of Level 3.

5.3  No Special Damages.  Notwithstanding any other provision hereof, neither
     ------------------
party shall be liable for any indirect, incidental, special, consequential, exemplary or punitive damages (including but not limited to damages for lost profits or lost revenues), whether or not caused by the acts or omissions or negligence of its employees or agents, and regardless of whether such party has been informed of the possibility or likelihood of such damages.

5.4  Disclaimer of Warranties.  LEVEL 3 MAKES NO WARRANTIES OR REPRESENTATIONS,
     ------------------------
EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH IN ANY APPLICABLE SERVICE LEVEL AGREEMENT.

                           SECTION 6.  SOFTWARE TERMS

6.1  License.  If and to the extent that Customer requires the use of Licensed
     -------
Software in order to use the Service supplied under any Customer Order, Customer shall have a nonexclusive, nontransferable (except pursuant to paragraph 8.2 hereof) license to use such Licensed Software only and solely to the extent required to permit delivery of the Service. Customer may not claim title to or any ownership interest in any Licensed Software (or any derivations or improvements thereto), and Customer shall execute any documentation reasonably required by Level 3 to memorialize Level 3's existing and continued ownership of the Licensed Software.

6.2  Restrictions.  Customer agrees that it shall not:
     ------------
A. copy the Licensed Software except for emergency backup purposes or as permitted by the express written consent of Level 3;
B.  reverse engineer, decompile or disassemble the Licensed Software;
C.  sell, lease, license or sublicense the Licensed Software; or
D. create, write or develop any derivative software or any other software program based on the Licensed Software.

SECTION 7.  CONFIDENTIAL INFORMATION


7.1  Disclosure and Use. Any Confidential Information disclosed by either party
     ------------------
shall be kept by the receiving party in strict confidence and not disclose to any third party (except as authorized by these Terms and Conditions) without the disclosing party's express written consent. Each party agrees to treat all Confidential Information of the other in the same manner as it treats its own proprietary information, but in no case will the degree of care be less than reasonable care.

7.2  Restricted Use.  Each party agrees:
     --------------
A. to use Confidential Information only for the purposes of performance of any Customer Order or as otherwise expressly permitted by these Terms and Conditions;
B. not to make copies of Confidential Information or any part thereof except for purposes consistent with these Terms and Conditions; and
C. to reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices (whether of disclosing party or a third party) as are contained in or on the original or as the disclosing party may otherwise reasonably request.

7.3  Exceptions.  Notwithstanding the foregoing, each party's confidentiality
     ----------
obligations hereunder shall not apply to information which:
A.   is already known to the receiving party;
B. becomes publicly available without fault of the receiving party;
C. is rightfully obtained by the receiving party from a third party without restriction as to disclosure, or is approved for release by written authorization of the disclosing party;
D. is developed independently by the receiving party without use of the disclosing party's Confidential Information;
E.    is required to be disclosed by law.

7.4 Publicity.  This agreement grants no right to use any party's or its
    ---------
affiliates' trademarks, service marks or trade names or to otherwise refer to the other party in any marketing, promotional or advertising materials or activities. Neither party shall issue any publication or press release relating to, or otherwise disclose the existence of, or the terms and conditions of any contractual relationship between Level 3 and Customer, except as may be required by law.

                                                                    July 1, 1999
                                                                         Page 20

7.5  Remedies. Notwithstanding any other section of these Terms and Conditions,
     --------
the non-breaching party shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief. Nothing stated herein shall be construed to limit any other remedies available to the parties.

7.6 Survival.  The obligations of confidentiality and limitation of use shall
    --------
survive the termination of any applicable Customer Order.

                           SECTION 8.  GENERAL TERMS

8.1  Force Majeure.  Neither party shall be liable, nor shall any credit
     -------------
allowance or other remedy be extended, for any failure of performance or equipment due to causes beyond such party's reasonable control, including but not limited to: acts of God, fire, flood or other catastrophes; any law, order, regulation, direction, action, or request of any governmental entity or agency, or any civil or military authority; national emergencies, insurrections, riots, wars; unavailability of rights-of-way or materials; or strikes, lock-outs, work stoppages, or other labor difficulties. In the event any of the foregoing occur and Level 3 is unable to deliver the Service for fourteen (14) consecutive days, Customer shall not be obligated to pay Level 3 for the affected Service for so long as Level 3 is unable to deliver them, provided, however, that the term of the Customer Order respecting those Services shall be extended for a period of time equal to the period of time for which Level 3 was unable to provide and Customer was not required to pay for the affected Service.

8.2  Assignment or Transfer. Except with respect to a merger or sale of
     ----------------------
substantially all of Customer's assets, Customer may not transfer, sublease or assign the use of Service without the express prior written consent of Level 3, and then only when such transfer or assignment can be accomplished without interruption of the use or location of Service. Level 3 will not unreasonably withhold its consent. These Terms and Conditions shall apply to any transferees or assignees. Customer shall remain liable for the payment of all charges due under each Customer Order.

8.3  Notices. Notices hereunder shall be deemed properly given when delivered,
     -------
if delivered in person, or when sent via facsimile, overnight courier, electronic mail or when deposited with the U.S. Postal Service, (a) with respect to Customer, the address listed on any Customer Order, or (b) with respect to Level 3, to: Contracts Administration, Level 3 Communications, LLC, 1450 Infinite Drive, Louisville, CO 80027. Customer shall notify Level 3 of any changes to its addresses listed on any Customer Order.

8.4  Indemnification by Level 3.  Level 3 shall indemnify, defend and hold
     --------------------------
Customer harmless from any claim, loss, damage, expense or liability (including attorney's fees and court costs) (hereinafter "Claims") made against Customer for property damage, patent infringement or personal injury caused by Level 3's negligence or willful misconduct.

8.5  Indemnification by Customer. Customer shall indemnify, defend and hold
     ---------------------------
Level 3 harmless from Claims (including Claims for patent infringement) (i) made against Level 3 by any end user of Customer in connection with the delivery or consumption of Service, (ii) made against Level 3 arising out of any commission or negligent omission by Customer in connection with the Service, or (iii) arising from Customer's negligence or willful misconduct.

8.6  Application of Tariffs.  Level 3 may elect or be required to file with the
     -----------------------
appropriate regulatory agency tariffs respecting the delivery of certain Service. In the event that such tariffs are filed respecting Service ordered by Customer, then (to the extent such provisions are not inconsistent with the terms of a Customer Order) the terms set forth in the applicable tariff shall govern Level 3's delivery of, and Customer's consumption or use of, such Service.

8.7 Contents of Communications  Level 3 does not monitor and shall have no
    --------------------------
liability or responsibility for the content of any communications transmitted via the Service, and Customer shall hold Level 3 harmless from any and all claims (including claims by governmental entities seeking to impose penal sanctions) related to such content attributable to Customer or its agents, employees or end users.

8.8 Entire Understanding  These Terms and Conditions, including any Customer
    --------------------
Orders executed hereunder, constitute the entire understanding of the parties related to the subject matter hereof. In the event of any conflict between these Terms and Conditions and the terms and conditions of any Customer Order, these Terms and Conditions shall control. These Terms and Conditions shall be governed and construed in accordance with the laws of the state of Colorado.

8.9 No Waiver.  No failure by either party to enforce any rights hereunder shall
    ---------
constitute a waiver of such right(s).

                                                                    July 1, 1999
                                                                         Page 21

                         ADDITIONAL TERMS AND CONDITIONS
                            FOR PRIVATE LINE SERVICE

The following additional terms and conditions are applicable where, pursuant to a Customer Order, Customer orders metropolitan (local), city to city (within the United States) and international (from the United States to another country) private line, non-switchable circuits (the "Private Line Services").

1. Any state or federal tariffs applicable to the Private Line Services to be delivered under any Customer Order are incorporated into the terms thereof. Level 3's pricing to Customer for Private Line Services may, if required, be subject to PUC or other regulatory approval.

2. The nonrecurring charges and monthly recurring rates for the Private Line Services provided by Level 3 are shall be set forth in each Customer Order.

3. The rates and other charges set forth in each Customer Order are established in reliance on the term commitment made therein, and Customer shall pay the same in accordance therewith. In the event that Customer terminates Services ordered in any Customer Order which is accepted by Level 3 or in the event that the delivery of Services is terminated due to a failure of Customer to satisfy the requirements set forth in these Terms and Conditions prior to the end of the agreed term, Customer shall (unless Customer has made a Revenue Commitment) pay a termination charge equal to the percentage of the monthly recurring charges for the terminated Private Line Services calculated as follows:


A. 100% of the monthly recurring charge that would have been incurred for the Private Line Service for months 1-12 of the agreed term; plus

B. 75% of the monthly recurring charge that would have been incurred for the Private Line Service for months 13-24 of the agreed term; plus

C. 50% of the monthly recurring charge that would have been incurred for the Private Line Service for months 25 through the end of the agreed term.

In the event that a Revenue Commitment is made and is then being satisfied by Customer, Customer may terminate, rearrange or reconfigure the Private Line Services ordered under a Customer Order without payment of the termination charge specified above; PROVIDED, HOWEVER, that Customer shall be responsible for payment of Level 3's then-current standard nonrecurring charges applicable to such termination, rearrangement or reconfiguration.

4. Level 3 makes the Service Level Agreements in the attached Exhibit "A" respecting Private Line Service.

                                                                    July 1, 1999
                                                                         Page 22


                     Standard Service Level Agreement (SLA)
                     --------------------------------------
                    International / US National Private Line


International/National Private Line service will be backed by a Standard Service Level Agreement that has two components: a Service Delivery SLA and a Network Performance SLA.

NOTE: The total number of credits per month for both Service Delivery is limited to four days.

Service Delivery SLA
--------------------

============================================================================================
US On-net City                          Standard Service Delivery Intervals
(US NPLS and IPL)
============================================================================================
                          Nx64K, DS1, E1*         DS3                   0C3/0C12
--------------------------------------------------------------------------------------------
                          US NPLS     IPL         US NPLS    IPL        US NPLS     IPL
--------------------------------------------------------------------------------------------
On-Net                    20          20          30         30         40          30
                          working     working     working    working    working
                          days        days        days       days       days
--------------------------------------------------------------------------------------------
Off-Net building          30          60          45         60         60          ICB
within SSA                working     working     working    working    working
(either end)              days        days        days       days       days
--------------------------------------------------------------------------------------------
Off-net building          30          60           45        60         70          ICB
outside SSA (within       working     working     working    working    working
50 miles)                 days        days        days       days       days
(either end)
============================================================================================
============================================================================================
US Domestic Served                      Standard Service Delivery Intervals
Off-net City1
============================================================================================
                                  DS1          DS3                0C3
--------------------------------------------------------------------------------------------
One side of the           30 working days      45 working days    60 working days (70 days
circuit is served by                                              would apply if the
an off-net city POP                                               customer location served
                                                                  by the gateway city is
                                                                  outside of the SSA)
============================================================================================


* Off-net building must have DS3 local service availability in order to support

** E1 delivery is available in NYC only and is dependant upon local availability of E1 delivery

 .    Single toll-free number to reach Level 3 Customer Service for all customer issues, including technical, billing, and product inquiries.

 .    Mean Time to Respond - Within 30 minutes

 .    2 hour calendar month Average Time To Repair (ATTR)


If Level 3 fails to meet any of the guarantees above, Level 3 will review all reported failures at the end of the month, and calculate the applicable credits:

 .    Any customer inquiry to the Level 3 Customer Service Center that results in a Time to Respond of Greater than 30 minutes will result in a one day service credit when the customer notifies Level 3 of the failure.

 .    ATTR is calculated as a monthly average. All reported customer trouble tickets will be totaled over the month, then the average time to close each ticket will be calculated. If the ATTR is greater than 2 hours, the customer will receive a one day service credit.

                                                                    July 1, 1999
                                                                         Page 23

 .    Credits will only be applied to events where the Customer reports a failure to the Level 3 Customer Care organization. Customers must report any Service Delivery failures within five business days of the event


                             Network Performance SLA

 .    99.99 % Service Availability

 .    Target Bit Error Rate 1

        End-to-end link (Level 3 on-net)        Less than 1 x 10-11 at T1 Rate
                                                (equivalent rate for DS0 1x10-6)
        End-to-end link (Non-Level 3 access)    Less than 1 x 10-7 (Dependent
                                                on local supplier)

                       . Target Severely Errored Seconds 2

     End-to-end link (Level 3 fiber access)     Less than 0.008%
     End-to-end link (Non-Level 3 access)       Less than 0.013% (Dependent on
                                                local supplier)

 .    Availability refers to customer's access point to the Level 3 Backbone
     Network, including their Level 3 provided local access circuit.

 .    Availability does not include regularly scheduled or emergency maintenance events, or customer caused outages or disruptions.

 .    Customers may report service unavailability events of longer than 15 consecutive minutes to Level 3 customer service within 48 hours of the event. If the event is confirmed by Level 3 customer service, the customer will receive a pro-rated service credit that equals the time of the unavailability.


NOTES:

 .    All measurements are based on monthly averages.

 .    These guarantees only apply to the Level 3 Network (including the Local
     Access to the customer). They do not apply to off-net city circuits which do not transit the Level 3 Backbone Network (or the portion the circuit which does not transit the Level 3 Backbone)

 .    This SLA does not apply to periods of regularly scheduled or emergency maintenance that Level 3 performs on its network or associated hardware and software.

 .    Credits will only be applied to events where the Customer reports a network performance failure to the Level 3 Customer Care organization.

 .    Customers must report any Network Performance failures (unavailability or delay) within 48 hours (two business days) of the service affecting event in order to receive a credit. Customers must report any Service Delivery failures within five business days of the event.

-----------------------

1 Bit Error Rate Figure excludes periods of more than 10 seconds having error rates equal to, or worse than 1x10-3

2    Severely Errored Seconds have bit error rates, to, or worse than 1x10-3

                                                                    July 1, 1999
                                                                         Page 24


                         ADDITIONAL TERMS AND CONDITIONS
                         FOR TELEPHONY AND IP COLOCATION

The following additional terms and conditions are applicable where, pursuant to a Customer Order, Customer orders the use of space within Level 3 gateways to be used for the purpose of colocating telecommunications equipment or equipment used for connection to the internet (the "Space").

1. Customer is granted the right to occupy the Space identified in a Customer Order. Customer shall be permitted reasonable access to the Space subject to any and all rules, regulations and access requirements imposed by Level 3 governing such access. Customer may submit multiple Customer Orders requesting use of different Space, each of which shall be governed by the terms hereof.

2. Customer shall be permitted to use the Space only for placement and maintenance of communications equipment. The nonrecurring and monthly recurring charges for the Space and any Services ordered by Customer shall be set forth in each Customer Order. Customer hereby agrees, within six (6) months of ordering such Space, to use the Space for placement and maintenance of telecommunications or internet access equipment. In the event Customer fails to fill said Space as set forth herein, Level 3 has the right to reclaim the proportion of Space not being used exclusively as indicated above, if the same is not cured within forty-five (45) days' prior notice thereof to Customer. Customer agrees to immediately vacate such recaptured Space and Level 3 shall reduce the Colocation fees allocated to such recaptured Space. Customer further agrees that no refunds shall be made to Customer regarding such recaptured Space.

3. Level 3 shall perform such janitorial services, environmental systems maintenance, power plant maintenance and other actions as are reasonably required to maintain the gateway in which the Space is located in a condition which is suitable for the placement of telecommunications and internet access equipment. Customer shall maintain the Space in an orderly and safe condition, and shall return the Space to Level 3 at the conclusion of the term set forth in the Customer Order in the same condition (reasonable wear and tear excepted) as when such Space was delivered to Customer. EXCEPT AS EXPRESSLY STATED HEREIN OR IN ANY CUSTOMER ORDER, THE SPACE SHALL BE DELIVERED AND ACCEPTED "AS IS" BY CUSTOMER, AND NO REPRESENTATION HAS BEEN MADE BY LEVEL 3 AS TO THE FITNESS OF THE SPACE FOR CUSTOMER'S INTENDED PURPOSE.

4. The term of use of the Space shall begin on the later to occur of the date requested by Customer or the date that Level 3 completes the build-out of the Space. Customer's use of the Space beyond the initial term shall be on a month-to-month basis, unless Customer and Level 3 have agreed in writing to a renewal of the right to use such Space. Customer hereby agrees to pay for the Space and any related Services for the term of this Agreement. The rates and other charges set forth in each Customer Order are established in reliance on the term commitment made therein. In the event that Customer terminates a Customer Order for Space which is accepted by Level 3 or in the event that the Customer Order is terminated due to a failure of Customer to satisfy the requirements set forth herein or in the Customer Order prior to the end of the agreed term, Customer shall pay a termination charge equal to the costs incurred by Level 3 in returning the Space to a condition suitable for use by other parties, plus the percentage of the monthly recurring fees for the terminated Space calculated as follows:

a. 100% of the monthly recurring fees that would have been charged for the Space for months 1-12 of the agreed term; plus

b. 75% of the monthly recurring fees that would have been charged for the Space for months 13-24 of the agreed term; plus

c. 50% of the monthly recurring fees that would have been charged for the Space for months 25 through the end of the agreed term.

In the event that a Revenue Commitment is made and is then being satisfied by Customer, Customer may terminate the Space ordered pursuant to a Customer Order without payment of the termination charge specified above; PROVIDED, HOWEVER, that Customer shall be responsible for payment of Level 3's then-current standard nonrecurring charges applicable to such termination.

5. Level 3 shall use reasonable efforts to complete the build-out and make the Space available to Customer on or before the date requested by Customer. In the event that Level 3 fails to complete the build-out within sixty (60) days of the date requested by Customer, then Customer may terminate its rights to use such Space and receive a refund of any fees paid for the use or build-out of such Space.

6. Customer shall abide by any posted or otherwise communicated rules relating to use of, access to, or

                                                                    July 1, 1999
                                                                         Page 25


security measures respecting the Space. Customers use of the Space will be immediately terminated in the event Customer or any of its agents or employees is found in Level 3's gateway with any firearms, drugs, alcohol or is found engaging in any criminal activity, eavesdropping, foreign intelligence, card selling or slamming. Persons found engaging in any such activity or in possession of the aforementioned prohibited items will be immediately escorted from the gateway. In the event that unauthorized parties gain access to the Space through access cards, keys or other access devices provided to Customer, Customer shall be responsible for any damages incurred as a result thereof. Customer shall be responsible for the cost of replacing any security devices lost or stolen after delivery thereof to Customer. In addition, Level 3 shall have the right to terminate Customer's use of the Space or the Services in the event that: (a) Level 3's rights to use the facility within which the Space is located terminates or expires for any reason; (b) Customer has violated the terms hereof or of any Customer Order submitted hereunder; (c) Customer makes any material alterations to the Space without first obtaining the written consent of Level 3; (d) Customer allows personnel or contractors to enter the Space who have not been approved by Level 3 in advance; or (e) Customer violates any posted or otherwise communicated rules relating to use of or access to the Space. With respect to items (b), (c), (d) and (e) immediately above, unless the same interferes or has the potential to interfere with other Level 3 Colocation customers, Level 3 shall provide Customer a written notice of the foregoing and a 10-day opportunity to cure the same before terminating Customer's rights to the Space.

7. Customer may sublease the Space under the following conditions: i) all proposed sublessees must be approved, in writing, by Level 3 in Level 3's sole discretion; ii) Customer hereby guarantees that all Sublessees shall abide by all terms and conditions set forth between Customer and Level 3; iii) Customer shall indemnify, defend and hold Level 3 harmless from all claims brought against Level 3 arising from any act or omission of any subcontractor and iv) any sublessee shall be considered customer's agent and all of sublessees' acts and omissions and usage of the Space or Services hereunder shall be attributable to Customer for the purposes of these Terms and Conditions.

8. Level 3 reserves the right to change the location or configuration of the Space, provided, however, that Level 3 shall not arbitrarily or discriminatorily require such changes. Level 3 and Customer shall work in good faith to minimize any disruption in Customer's services that may be caused by such changes in location or configuration of the Space.

9. Prior to occupancy and during the term of use of any Space, Customer shall procure and maintain the following minimum insurance coverage: (a) Workers' Compensation in compliance with all applicable statutes of appropriate jurisdiction. Employer's Liability with limits of $500,000 each accident; (b) Commercial General Liability with combined single limits of $1,000,000 each occurrence; and (c) "All Risk" Property insurance covering all of Customers personal property located in the Space. Customer's Commercial General Liability policy shall be endorsed to show Level 3 (and any underlying property owner, as requested by Level 3) as an additional insured. All policies shall provide that Customer's insurers waive all rights of subrogation against Level 3. Customer shall furnish Level 3 with certificates of insurance demonstrating that Customer has obtained the required insurance coverages prior to occupancy of the Space. Such certificates shall contain a statement that the insurance coverage shall not be materially changed or cancelled without at least thirty (30) days prior written notice to Level 3. Customer shall require any contractor entering the Space on its behalf to procure and maintain the same types, amounts and coverage extensions as required of Customer above.

10. Customer may order and pay for Level 3 to perform certain limited ("remote hands") maintenance services on Customer's equipment within the space, which shall be performed in accordance with Customer's directions. "Remote hands" maintenance services includes power cycling equipment. Level 3 shall in no event be responsible for the repair, configuration or tuning of equipment, or for installation of Customer's equipment (although Level 3 will provide reasonable assistance to Customer in such installation).

                                                                    July 1, 1999
                                                                         Page 26



                         ADDITIONAL TERMS AND CONDITIONS
                     FOR DEDICATED, RAPID ACCESS AND DIAL UP
                                 INTERNET ACCESS

The following additional terms and conditions are applicable where, pursuant to a Customer Order, Customer orders dedicated, rapid access and/or dial-up Internet Access Service (the "Internet Access Services").

1. Any state or federal tariffs applicable to the Internet Access Services to be delivered under any Customer Order are incorporated into the terms thereof. The Internet Access Services shall at all times be used in compliance with Level 3's then-current Acceptable Use Policy and Privacy Policy, as amended by Level 3 from time to time and which are available through Level 3's web site.

2. The nonrecurring charges and monthly recurring rates for the Internet Access Services provided by Level 3 to Customer are set forth in each Customer Order.

3. The rates and other charges set forth in each Customer Order are established in reliance on the term and/or volume commitment made therein, and Customer agrees to pay the same. In the event that Customer terminates Internet Access Services ordered in any Customer Order which is accepted by Level 3 or in the event that the delivery of Internet Access Services is terminated due to a failure of Customer to satisfy the requirements set forth herein or in the Customer Order prior to the end of the agreed term, Customer shall (unless Customer has made a Revenue Commitment) pay a termination charge equal to the percentage of the monthly recurring charges for the terminated Internet Access Services calculated as follows:

a. 100% of the monthly recurring charge that would have been incurred for the Internet Access Service for months 1-12 of the agreed term; plus

b. 75% of the monthly recurring charge that would have been incurred for the Internet Access Service for months 13-24 of the agreed term; plus

c. 50% of the monthly recurring charge that would have been incurred for the Internet Access Service for months 25 through the end of the agreed term.

Customer may, in the event that a Revenue Commitment is made and is then being satisfied by Customer, terminate, rearrange or reconfigure the Internet Access Services ordered under a Customer Order without payment of the termination charge specified above; PROVIDED, HOWEVER, that Customer shall be responsible for payment of Level 3's then-current standard nonrecurring charges applicable to such termination, rearrangement or reconfiguration.

4. Level 3 provides only access to the Internet; Level 3 does not operate or control the information, services, opinions or other content of the Internet. Customer agrees that it shall make no claim whatsoever against Level 3 relating to the content of the Internet or respecting any information, product, service or software ordered through or provided by virtue of the Internet.

5. This Section 5 applies only to Customers who order Dial-Up Internet Access Services. The Dial-Up Internet Access Services shall be used only by an officer, director, employee or agent ("Employee") of Customer. Customer shall assure that each Employee accessing the Dial-Up Internet Access Service abides by these Terms and Conditions. Prior to any Employee accessing Dial-Up Internet Access Services, such Employee will be required to accurately complete an on-line registration process. During this registration process, each Employee will be required to identify himself/herself through some means satisfactory to Level 3. Pursuant to the registration process, by clicking an "ACCEPT" icon, each Employee will (i) agree to accurately complete the registration; (ii) agree to abide by all of the provisions, terms, limitations, conditions and restrictions of these Terms and Conditions; and (iii) agree to use the Dial-Up Internet Access Services in accordance with any requirements set forth in the online registration process and for the legitimate business purposes of Customer only. Each Employee will also receive a password which such Employee will agree to keep in strict confidence and which will be required whenever accessing the Dial-Up Internet Access Services.

6. If Customer orders Burstable Dedicated Internet Access Services pursuant to a Customer Order, the Customer shall be permitted to make two (2) changes to its Committed Data Rate each contract year, provided that such change be to a higher Committed Data Rate.

7. This Section 7 applies only to Customers who order Dedicated Internet Access and Rapid Access Services. Level 3 makes the following Service Level Agreements attached as Exhibit "A" respecting Dedicated Internet Access and Rapid Access Service.

                                                                    July 1, 1999
                                                                         Page 27



                    Standard Service Level Agreement (SLA)
                    --------------------------------------
                                   Release 1
                                   ---------
Internet Dedicated Access


Dedicated Internet Access service will be backed by a Standard Service Level Agreement that has two components: a Service Delivery SLA and a Network Performance SLA.


NOTE: The total number of credits per month for both Service Delivery and Network Performance is limited to four days.


                              Service Delivery SLA

 .    30 Calendar Day Installation Guarantee for Customers buying Dedicated
     Internet Access in speeds from 64 Kbps - 1.544 Kbps within the Standard Service Area.

 .    45 Calendar Day Installation Guarantee for Customers buying Dedicated
     Internet Access in speeds from 3 Mbps - 45 Mbps within the Standard Service Area.

 .    Single toll-free number to reach Level 3 Customer Service for all customer issues, including technical, billing, and product inquiries.

 .    Time to Respond - Within 30 minutes

 .    2 hour calendar month Average Time To Repair (ATTR)


If Level 3 fails to meet any of the guarantees above, Level 3 will review all reported failures at the end of the month, and calculate the applicable credits:

 .    Any customer inquiry to the Level 3 Customer Service Center that results in a Time to Respond of Greater than 30 minutes will result in a one day service credit when the customer notifies Level 3 of the failure.

 .    ATTR is calculated as a monthly average. All reported customer trouble tickets will be totaled over the month, then the average time to close each ticket will be calculated. If the ATTR is greater than 2 hours, the customer will receive a one day service credit.

 .    Credits will only be applied to events where the Customer reports a failure to the Level 3 Customer Care organization. Customers must report any Service Delivery failures within five business days of the event.


                             Network Performance SLA
                              Service Availability

 .    Availability refers to customer's access point to the Level 3 Internet network, including their Level 3 provided local access circuit, and the customer's port.

 .    Unavailability Events are defined as any outage of the Level 3 provided local access circuit and the customer's port of longer than 15 consecutive minutes.

 .    The Availability Guarantee does not extend to the performance of Internet networks controlled by other companies, or traffic exchange points (including NAPs and MAEs) which are controlled by other companies.

 .    Availability does not include regularly scheduled or emergency maintenance events, or customer caused outages or disruptions.

 .    Customers may report service unavailability events of longer than 15 consecutive minutes to Level 3 customer service within 48 hours of the event. If the event is confirmed by Level 3 customer service, the customer will receive a pro-rated service credit that equals the time of the unavailability.

                                                                    July 1, 1999
                                                                         Page 28


 . 40 ms One-Way Delay Guarantee

 .    The Delay guarantee refers to the average delay parameters among the Level
     3 Gateway sites in the United States. It does not extend to the customer's local access circuit, transit or peering connections, or to circuits to the traffic exchange points, including NAPs and MAEs.

 .    Delay is measured as the average delay, over a calendar month, of traffic between all major Gateways on the Level 3 U.S. Internet network.

 .    Level 3 will publicly report the Average Monthly Delay measurement for the
     Level 3 U.S. Internet Network at the end of every month.

 .    If the customer reports that Level 3 has failed to meet the Delay guarantee, and this is confirmed by Level 3 customer service, the customer will be issued one day service credit.

NOTES:

 .    All measurements are based on monthly averages.

 .    These guarantees only apply to the Level 3 Internet Network. They do not apply to NAP or transit connections, or to any traffic once it leaves the Level 3 network.

 .    This SLA does not apply to periods of regularly scheduled or emergency maintenance that Level 3 performs on its network or associated hardware and software.

 .    Credits will only be applied to events where the Customer reports a network performance failure to the Level 3 Customer Care organization.

 .    Customers must report any Network Performance failures (unavailability or delay) within 48 hours (two business days) of the service affecting event in order to receive a credit. Customers must report any Service Delivery failures within five business days of the event.

                                                                    July 1, 1999
                                                                         Page 29

                         ADDITIONAL TERMS AND CONDITIONS
                  FOR MANAGED MODEM - DEDICATED AND QUICKSTART
                                TRANSIT SERVICES

The following additional terms and conditions are applicable where, pursuant to a Customer Order Customer orders services required to allow access to "Dedicated Services," "Dedicated Service with QuickStart" and "Transit Services" as offered by Level 3 (the "Managed Modem Services") ordered by Customer under any Customer Order.

1. Any state or federal tariffs applicable to the Managed Modem Services to be delivered under any Customer Order are incorporated into the terms thereof. The Managed Modem Services shall at all times be used in compliance with Level 3's then-current Acceptable Use Policy and Privacy Policy, as amended by Level 3 from time to time and which are available through Level 3's web site.

2. In the event Customer orders "Dedicated Service," end user traffic will be routed through and aggregated in Level 3's facility, sent to the Customer's Premises via a dedicated circuit, and then routed to its final destination by Customer. In the event that Customer orders "Transit Services," End User traffic will be routed to Level 3's facility and then routed to its final destination by Level 3 via the Internet. Dedicated Service with "QuickStart" will initially be provisioned to the Customer in the same fashion as Transit Services, until such time as Level 3 has provisioned the dedicated circuit to send end user traffic from Level 3's facility to the Customer's Premises. QuickStart will then be migrated to standard Dedicated Service. Customers ordering Dedicated Services will be required to make a portion of the Premises available to Level 3 for the placement of equipment necessary to provide such Dedicated Services. For Dedicated Service, all Customer CPE as well as the private line necessary to support this service will be ordered, installed and managed by Level 3. Any telephone numbers assigned to Customer for the purpose of providing Managed Modem Services hereunder shall be property of Level 3; PROVIDED, however, that Level 3 shall be obligated to release such numbers to Customer upon expiration or termination hereof if and only if Customer is then in compliance with all of the terms contained herein or in the General Terms and Conditions.

3. Section 1.1 of the General Terms and Conditions for Delivery of Service notwithstanding, a Customer order for Managed Modem Service shall be accepted by Level 3 once Level 3 has provisioned and tested the ports. Customer's billing respecting said ports shall commence once tested and found to be functioning properly by Level 3 notwithstanding Customer's: i) refusal to accept the ports or ii) Customer's refusal to acknowledge communications by Level 3 to Customer respecting the ports. Termination liability shall apply once a Customer Order for these Services is accepted by Level 3.

4. Customer shall have the option to purchase twenty percent (20%) port overage from Level 3. If ordered, Level 3 shall provision an additional twenty percent (20%) of ports over the number of ports actually ordered by Customer to accept Customer traffic in the event Customer's traffic bursts and its usage exceeds the capacity of the ports actually ordered. In the event Customer chooses not to purchase twenty percent (20%) port overage from Level 3, if the Customer's traffic bursts as set forth above, Customer will get a busy signal in the event its ordered capacity is exceeded.

5. Customer must utilize all Managed Modem ports provisioned hereunder at no less than fifty percent (50%) of the capacity of such port. Customer agrees to allow Level 3 to monitor Customer's utilization of the ports provisioned herein. In the event Customer is Under-Utilizing (as defined below) such ports, Level 3 retains the right to reclaim such ports after which Customer shall have no further right to use the ports Under-Utilized. Termination liability shall apply to any ports reclaimed pursuant to this paragraph.

For the purpose of this Section, "Under-Utilization" shall mean the use of less than fifty percent (50%) of the capacity of any given port for any sixty (60) day period as determined by Level 3. Under-Utilization shall not be applicable to the first sixty (60) day period immediately following the provisioning of any Managed Modem port.

6. The nonrecurring charges and monthly recurring rates for the Managed Modem Services provided by Level 3 to Customer shall be set forth in each Customer Order. Level 3 will dedicate the specified number of ports to Customer in the Level 3 facilities as identified in each Customer Order. Customer may be responsible for additional monthly charges if Customer's use of the Managed Modem Services requires and utilizes more ports than the number committed to and ordered by Customer.

7. The rates and other charges set forth in each Customer Order are established in reliance on the term commitment made therein, and Customer agrees to pay the same. In the event that Customer terminates Managed Modem Services ordered in any Customer Order which is accepted by Level 3 or in the event that the delivery of Managed Modem Services is terminated due to a failure of Customer to satisfy the requirements

                                                                    July 1, 1999
                                                                         Page 30

set forth herein or in the Customer Order prior to the end of the agreed term, Customer shall (unless Customer has made a Revenue Commitment) pay a termination charge equal to the percentage of the monthly recurring charges for the terminated Managed Modem Services calculated as follows:

a. 100% of the monthly recurring charge that would have been incurred for the Managed Modem Service for months 1-12 of the agreed term; plus

b. 75% of the monthly recurring charge that would have been incurred for the Managed Modem Service for months 13-24 of the agreed term; plus

c. 50% of the monthly recurring charge that would have been incurred for the Managed Modem Service for months 25 through the end of the agreed term.

Customer may, in the event that a Revenue Commitment is made and is then being satisfied by Customer, terminate, rearrange or reconfigure the Managed Modem Services ordered under a Customer Order without payment of the termination charge specified above; PROVIDED, HOWEVER, that Customer shall be responsible for payment of Level 3's then-current standard nonrecurring charges for such termination, rearrangement or reconfiguration.

8. Level 3 provides only access to the Internet; Level 3 does not operate or control the information, services, opinions or other content of the Internet. Customer agrees that it shall make no claim whatsoever against Level 3 relating to the content of the Internet or respecting any information, product, service or software ordered through or provided by virtue of the Internet.

9. Level 3 makes the Service Level Agreement attached as Exhibit "A" respecting Managed Modem Services.

                                                                    July 1, 1999
                                                                         Page 31


                    Standard Service Level Agreement (SLA)
                     --------------------------------------
                                   Release 1
                                   ---------
Managed Modem


Managed Modem service will be backed by a Service Delivery SLA.

NOTE: The total number of credits per month is limited to four days.


                              Service Delivery SLA

 .    30 Calendar Day Installation Guarantee for Customers buying Managed Modem service in speeds from 64 Kbps - 1.544 Kbps within the Standard Service Area.

 .    45 Calendar Day Installation Guarantee for Customers buying Managed Modem service in speeds from 3 Mbps - 45 Mbps within the Standard Service Area.

 .    Single toll-free number to reach Level 3 Customer Service for all customer issues, including technical, billing, and product inquiries.

 .    Time to Respond - Within 30 minutes

 .    2 hour calendar month Average Time To Repair (ATTR)

If Level 3 fails to meet any of the guarantees above, Level 3 will review all reported failures at the end of the month, and calculate the applicable credits:

 .    Any customer inquiry to the Level 3 Customer Service Center that results in a Time to Respond of Greater than 30 minutes will result in a one day service credit when the customer notifies Level 3 of the failure.

 .    ATTR is calculated as a monthly average. All reported customer trouble tickets will be totaled over the month, then the average time to close each ticket will be calculated. If the ATTR is greater than 2 hours, the customer will receive a one day service credit.

 .    Credits will only be applied to events where the Customer reports a failure to the Level 3 Customer Care organization. Customers must report any Service Delivery failures within five business days of the event.

                                                                    July 1, 1999
                                                                         Page 32


                         ADDITIONAL TERMS AND CONDITIONS
                                FOR IP CROSSROADS

The following additional terms and conditions are applicable where, pursuant to a Customer Order, Customer orders IP CrossRoads.

1. Any state or federal tariffs applicable to the IP CrossRoads Services to be delivered under any Customer Order are incorporated into the terms thereof. The IP CrossRoads Services shall at all times be used in compliance with Level 3's then-current Acceptable Use Policy and Privacy Policy, as amended by Level 3 from time to time and which are available through Level 3's web site.

2. The nonrecurring charges and monthly recurring rates for the IP CrossRoads Services provided by Level 3 to Customer are set forth in each Customer Order.

3. The rates and other charges set forth in each Customer Order are established in reliance on the term and/or volume commitment made therein, and Customer agrees to pay the same. In the event that Customer terminates IP CrossRoads Services ordered in any Customer Order which is accepted by Level 3 or in the event that the delivery of IP CrossRoads Services is terminated due to a failure of Customer to satisfy the requirements set forth herein or in the Customer Order prior to the end of the agreed term, Customer shall (unless Customer has made a Revenue Commitment) pay a termination charge equal to the percentage of the monthly recurring charges for the terminated IP CrossRoads Services calculated as follows:

a. 100% of the monthly recurring charge that would have been incurred for the IP CrossRoads Service for months 1-12 of the agreed term; plus

b. 75% of the monthly recurring charge that would have been incurred for the IP CrossRoads Service for months 13-24 of the agreed term; plus

c. 50% of the monthly recurring charge that would have been incurred for the IP CrossRoads Service for months 25 through the end of the agreed term.

Customer may, in the event that a Revenue Commitment is made and is then being satisfied by Customer, terminate, rearrange or reconfigure the IP CrossRoads Services ordered under a Customer Order without payment of the termination charge specified above; PROVIDED, HOWEVER, that Customer shall be responsible for payment of Level 3's then-current standard nonrecurring charges applicable to such termination, rearrangement or reconfiguration.

4. Level 3 provides only access to the Internet; Level 3 does not operate or control the information, services, opinions or other content of the Internet. Customer agrees that it shall make no claim whatsoever against Level 3 relating to the content of the Internet or respecting any information, product, service or software ordered through or provided by virtue of the Internet.

5. If Customer orders IP CrossRoads Services pursuant to a Customer Order, the Customer shall be permitted to make two (2) changes to its Committed Data Rate each contract year, provided that such change be to a higher Committed Data Rate.

6. Level 3 reserves the right, but does not undertake the obligation, to provide any Customer or potential customer bound by a Nondisclosure Agreement access to a list of (i) Level 3's Customers which are connected to the IP Crossroads Intra-Gateway Exchange Network Platform; and/or (ii) Autonomous Systems Internet Networks connected to the IP Crossroads On-Net Transport Network Platform.
By this Agreement, Customer consents to such disclosures.

Level 3 makes no guarantee of any Customer's willingness to exchange Internet traffic with any other customer. Level 3 will, however, use reasonable efforts to arrange an introduction between customers or prospective customers bound by a Nondisclosure Agreement to facilitate an agreement between them respecting the exchange of Internet traffic.

Level 3 undertakes no obligations and accepts no liability for the configuration, management, performance or any other issue relating to Customer's routers or other customer provided equipment used for access to or the exchange of traffic in connection with Level 3's IP Crossroads Service.

7. Level 3 makes the Service Level Agreement attached as Exhibit "A" respecting IP Crossroads Service.

                                                                    July 1, 1999
                                                                         Page 33

                                  [LOGO OF LEVEL(3) COMMUNICATIONS APPEARS HERE]
---------------------------------
              IP CrossRoads
---------------------------------

                             Service Level Agreement

Level 3 IP CrossRoads Service is backed by the following Service Level Agreement. If the Level 3 Obligation is missed, the credit set forth below will be issued to the Customer when requested.

--------------------------------------------------------------------------------------------
Level 3 Obligation                                                                   Credit
--------------------------------------------------------------------------------------------
Installation - Level 3 guarantees installation of IP CrossRoads Service in Level     1 day
3's standard service area, within the following time frames upon Level 3's acceptance of a Customer order: 20 business days or less for Ethernet port speeds of 10Mbps, 100Mbps, or 1000Mbps terminating in Level 3 Colocation

--------------------------------------------------------------------------------------------

Response Time - Level 3's response time to any issue reported to and confirmed       1 day
by Level 3 Customer Service will be 30 minutes or less. As soon as an issue is reported, Level 3 will open a trouble ticket.

Resolution Time - Level 3's mean time to resolve ("MTTR") Customer issues            1 day
relating to the technical performance or nonperformance of Level 3's IP
CrossRoads Service will be 2 hours or less, on a monthly average basis. MTTR is calculated by taking the monthly aggregate of time to close all trouble tickets relating to the technical performance of Level 3's IP CrossRoads Service, divided by the number of trouble tickets opened that month.

The Response Time and Resolution Time Obligations are depicted on the timeline below:


                            [TIMELINE APPEARS HERE]



--------------------------------------------------------------------------------------------

100% Service Availability - Service Unavailability means an IP CrossRoads outage     1 day
was confirmed by Level 3 Customer Service. This outage is reported by a Customer within 48 hours of the outage, which relates to the Customer's access point on the Level 3 Internet Network, including the Customer's Level 3-provided port and local access circuit. Service Unavailability does not include outages associated with maintenance events, customer-caused outages or disruptions, the performance of Internet networks controlled by other companies, or traffic exchange points that are controlled by other companies. Customers will receive credits, calculated monthly as an aggregate of all Service Unavailability events in
15-minute increments.

--------------------------------------------------------------------------------------------

Delay Guarantee - 40 ms one-way. Delay refers to the one-way average delay over      1 day
a calendar month of traffic between all major gateways on the Level 3 U.S.
Internet Network. Delay does not apply to Customer's local access circuit, transit or peering connections, circuits to the traffic exchange points, maintenance events, or to customer-caused outages or disruptions. Customer may obtain a report from Level 3 if there is a question whether a delay has occurred. This request must be made within five (5) days from the last day of the month in question.

--------------------------------------------------------------------------------------------

Contact Level 3 Customer Service toll-free at: 1-877-4LEVEL3 (877-453-8353) for all issues, including technical, billing, and product inquiries.


The total number of credits per month is limited to five (5) days. Customer must request credits within five days of the end of any month to receive credits.